SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) December 8, 2014

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
0-20371	ENTERGY GULF STATES LOUISIANA, L.L.C. (a Louisiana limited liability company) 446 North Boulevard Baton Rouge, Louisiana 70802 Telephone (800) 368-3749 74-0662730

___________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 8, 2014, Entergy Gulf States Louisiana, L.L.C. (the “Company”), along with Entergy Arkansas, Inc. and Entergy Texas, Inc., affiliates of the Company (the “Other Entergy Purchasers”), entered into an Asset Purchase Agreement (the “Agreement”) with Union Power Partners, L.P. (“UPP”) and Entegra TC LLC for the sale by UPP and the purchase by the Company and the Other Entergy Purchasers of the 1,980 megawatt (summer rating) power generation facility located near El Dorado, Arkansas known as the Union Power Station (the “Facility”) and certain related assets.

Pursuant to the Agreement, the Company has agreed to acquire two of the Facility’s four 2x1 natural gas-fired, combined-cycle gas turbine power blocks, each rated at 495 megawatts (summer rating), and a fifty percent (50%) undivided ownership interest in certain assets related to the Facility, and each of the Other Entergy Purchasers has agreed to acquire one of such power blocks and a twenty-five percent (25%) undivided ownership interest in such related assets. The Agreement contains certain Company rights and contingent obligations that, under certain circumstances, permit or require the Company to replace one or both of the Other Entergy Purchasers as the purchaser of one or both of the other power blocks and related assets.

Under the Agreement, the Company is obligated to pay a base purchase price of $476 million in cash at closing for the two power blocks and related assets allocated to it for purchase, subject to certain purchase price adjustments set forth in the Agreement. In the event the Company were to purchase one or both of the other power blocks and related assets pursuant to the rights and contingent obligations described above, the Company would be required to pay a base purchase price of $237 million in cash at closing for each additional power block and related assets, subject to certain purchase price adjustments set forth in the Agreement.

The Agreement contains certain customary representations, warranties and covenants by the parties thereto. Closing is contingent upon, among other things, receipt of applicable federal and state regulatory approvals, including acceptable cost recovery, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all four of the Facility’s power blocks and certain related assets being purchased at the closing. Closing is currently targeted for late 2015. The parties are obligated, subject to certain limitations, to indemnify each other under the Agreement for losses resulting from breaches of representations and warranties, breaches of covenants, and certain excluded liabilities.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of December 8, 2014, by and among Union Power Partners, L.P., Entegra TC LLC, Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., and Entergy Texas, Inc.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Gulf States Louisiana, L.L.C.

By: /s/ Marcus V. Brown
Marcus V. Brown
Executive Vice President and General Counsel

Dated: December 12, 2014